Exhibit 21.1

Subsidiaries of Registrant

Name of Entity	State of Formation
CL Corp.	DE
Capital Lodging General Partner, LLC	DE
Capital Lodging Operating Partnership, L.P.	DE
Capital Lodging TRS Holdings, Inc.	DE
Capital Lodging TRS HV Beverage, Inc.	DE
Capital Lodging TRS I, Corp.	DE
Capital Lodging TRS HV East Operations, Inc.	DE
Capital Lodging TRS HV West Operations, Inc.	DE
Capital Lodging TRS Operations II, Inc.	DE
Capital Lodging TRS Operations I, Inc.	DE
Capital Lodging Palm Springs, LLC	DE
Capital Lodging Branson, LLC	DE
Capital Lodging Stockton, LLC	DE
Capital Lodging Charlotte University, LLC	DE
Capital Lodging Tallahassee, LLC	DE
Capital Lodging Harrisonburg, LLC	DE
Capital Lodging Property Holdings II, LLC	DE
Capital Lodging Properties II, L.P.	DE
Capital Lodging HV West Property Holdings, LLC	DE
Capital Lodging HV West Properties, L.P.	DE
Capital Lodging HV East Property Holdings, LLC	DE
Capital Lodging HV East Properties, L.P.	DE
Capital Lodging Property Holdings I, LLC	DE
Capital Lodging Properties I Limited Partner, L.P.	DE
Capital Lodging Maryland Property Holdings, LLC	DE
Capital Lodging Maryland Properties, LLC	DE
Capital Lodging Properties I General Partner, LLC	DE
Capital Lodging Properties I, L.P.	DE